THIS LEASE, dated the    day of September 1996 Between European American
Bank,
hereinafter referred to as the Landlord, and Lexicon Environmental
Associates,
Inc., hereinafter referred to as the Tenant.

Witnesseth: That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows, situated in the Village of Franklin Square, County of Nassau, and the State of New York:
1,350 square feet on the south west corner of the second floor of 925 Hempstead Turnpike, Franklin Square, New York.

The term of this demise shall be for five (5) years beginning January 1, 1997 and ending December 31, 2001.

The rent for the demised term shall be,
     Year 1   $19,912.44
     Year 2   $20,509.92
     Year 3   $21,125.16
     Year 4   $21,758.88
     Year 5   $22,411.68

which shall accrue at the yearly rate of.

The said rent is to be payable monthly in advance on the first day of each calendar month for the term hereof, in installments as follows:

     Year 1   $1,659.37
     Year 2   $1,709.16
     Year 3   $1,760.43
     Year 4   $1,813.24
     Year 5   $1,867.64

at the office of European American Bank, One EAB Plaza, Uniondale, NY 11555-2673, Attn: Accounting & Control, or as may be otherwise by the Landlord in writing.

THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

First - The Landlord covenants that the Tenant, on paying the said rental and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

Second - The Tenant covenants and agrees to use the demised premises as a general business office and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Landlord endorsed hereon.

Third - The Tenant shall, without any previous demand therefor, pay to the Landlord, or its agent, the said rent at the times and in the manner above provided. In the event of the non-payment of said rent, or any instalment thereof, at the times and in the manner above provided, and if the same shall remain in default for ten days after becoming due, or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted or vacated, the Landlord or its agents shall have the right to and may enter the said premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution or damages therefor, and may relet the premises as the agent of the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the premises under this lease shall be forfeited. Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease. For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition.
The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the reletting.
The Tenant shall not be entitled to any surplus accruing as a result of the reletting. The Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of the Tenant in or upon the demised premises, to secure payment of the rent and performance of the covenants and conditions of this lease. The Landlord shall have the right, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. The Tenant agrees to pay, as additional rent, all attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this lease.

Fourth - The Tenant shall not sub-let the demised premises nor any portion thereof, nor shall this lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon.

Fifth - The Tenant has examined the demised premises, and accepts them in their present condition (except as otherwise expressly provided herein and without any representations on the part of the Landlord or its agents as to the present or future condition of the said premises. The Tenant shall keep the demised premises in good condition, and shall redecorate, paint and renovate the said premises as may be necessary to keep them in repair and good appearance. The Tenant shall quit and surrender the premises at the end of the demised term in as good condition as the reasonable use thereof will permit. The Tenant shall not make any alterations, additions, or improvements to said premises without the prior written consent of the Landlord. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. If this lease covers premises, all or a part of which are on the ground floor, the Tenant further agrees to keep the sidewalks in front of such ground floor portion of the demised premises clean and free of obstructions, snow and ice.

Sixth - In the event that any mechanics' lien is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty days' notice to the Tenant, may terminate this lease and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent thereunder.

Seventh - The Tenant agrees to replace at the Tenant's expense any and all glass which may become broken in and on the demised premises. Plate glass and mirrors, if any, shall be insured by the Tenant at their full insurable value in a company satisfactory to the Landlord. Said policy shall be of the full premium type, and shall be deposited with the Landlord or its agent.

Eighth - The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demised premises.

Ninth - Utilities and services furnished to the demised premises for the benefit of the Tenant shall be provided and paid for as follows: water by the Landlord; gas by the N/A; electricity by the Landlord; heat by the Landlord; refrigeration by the Landlord; hot water by the Landlord. The Landlord shall not be liable for any interruption or delay in any of the above services for any reason.

Tenth - The Landlord, or its agents, shall have the right to enter the demised premises at reasonable hours in the day or night to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and put upon the premises a suitable "For Sale" sign. For three months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the premises to prospective tenants, and may place the usual "To Let" signs thereon.

Eleventh - In the event of the destruction of the demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, or should the demised premises be so badly injured that the same cannot be repaired within ninety days from the happening of such injury, then and in such case the term hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said premises and all the Tenant's interest therein to the landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may reenter and re-posses the premises thus discharged from this lease and may remove all parties therefrom. Should the demised premises be rendered untenantable and unfit for occupancy, but yet repairable within ninety days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or determine. The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

Twelfth - The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the demised premises. The Tenant agrees not to do or permit anything to be done in said premises, or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on property kept therein, or which will obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof. In the event of any increase in insurance premiums resulting from the Tenant's occupancy of the premises, or from any act or omission on the part of the Tenant, the Tenant agrees to pay said increase in insurance premiums on the improvements or contents thereof as additional rent.

Thirteenth - No sign, advertisement or notice shall be affixed to or placed upon any part of the demised premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord.

Fourteenth - This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

Fifteenth - In the event of the sale by the Landlord of the demised premises, or the property of which said premises are a part, the Landlord or the purchaser may terminate this lease on the thirtieth day of April in any year upon giving the Tenant notice of such termination prior to the first day of January in the same year.

Sixteenth - The rules and regulations regarding the demised premises, affixed to this lease, if any, as well as any other and further reasonable rules and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant's employees, agents and customers. The Landlord reserves the right to rescind any presently existing rules applicable to the demised premises, and to make such other and further reasonable rules and regulations as, in its judgement, may from time to time be desirable for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which rules when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this lease. Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the demised premises.

Seventeenth - In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, or of the rules and regulations now or hereafter to be reasonably established by the Landlord, and upon failure to discontinue such violation within ten days after notice thereof given to the Tenant, this lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter without further notice or demand. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph operate to defeat the right of the Landlord to declare this lease null and void and to re-enter upon the demised premises after the said breath or violation.

Eighteenth -....premises shall be in writing.  If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by registered mail, addressed to the Tenant at the demised premises, or to leave a copy thereof with a person of suitable age found on the premises, or to post a copy thereof upon the door to said premises. Notices from the Tenant to the Landlord shall be sent by registered mail or delivered to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

Nineteenth - It is further agreed that if at any time during the term of this lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, then the Landlord may, at is option, terminate this lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the Tenant or the Tenant's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Tenant, or the Tenant's legal representatives.

Twentieth - In the event that the Tenant shall remain in the demised premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof, and in the event the Tenant shall pay monthly rent in advance at the rate provided therein as effective during the last month of the demised term.

Twenty-first - If the property or any part thereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

Twenty-second - The Tenant has this day deposited with the Landlord the sum of $ (*equivalent to two month's rent) as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.
 The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

Twenty-third - Any dispute arising under this lease shall be settled by arbitration. Then Landlord and Tenant shall each choose an arbitrator, and the two arbitrators thus chosen shall select a third arbitrator. The findings and award of the three arbitrators thus chosen shall be final and binding on the parties hereto.

Twenty-fourth - No rights are to be conferred upon the Tenant until this lease has been signed by the Landlord, and an executed copy of the lease has been delivered to the Tenant.

Twenty-fifty - The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

Twenty-sixth - All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. However, in the event of the death of the Tenant, if an individual, the Landlord may, at its option, terminate this lease by notifying the executor or administrator of the Tenant at the demised premises.

Twenty-seventh - This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or in unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with the National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by the war.

Twenty-eighth - This instrument may not be changed orally.

See attached rider.

IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.

Witness:

By:     /s/ Folger P. Gifford
     Folger P. Gifford
     Landlord


By:  /s/ Joyce A. Rizzo
     Joyce A. Rizzo
     President
     Tenant


              RIDER TO LEASE DATED SEPTEMBER  , 1996
             BETWEEN EUROPEAN AMERICAN BANK, LANDLORD
        AND LEXICON ENVIRONMENTAL ASSOCIATES, INC., TENANT

Twenty-ninth. -- Possession shall be upon completion of build out which is anticipated to happen between November 1 and November 15, 1996. Build out specifications are referenced as Clement Carpentry estimate and Ken Sondo Design drawing and attached as Exhibit A. Rent Commencement shall be sixty (60) days from Possession. If Rent Commencement is other than the first day of the month, a proportional monthly share shall be applicable.
Term shall expire on the last day of the sixtieth (60) month from Possession.

Thirtieth. -- Upon execution of this Lease, Tenant shall provide
Landlord with the following:

     $1,659.37 which shall be for the first full month following Rent Commencement.
     $3,318.74 which shall be security deposit. This will be in an interest bearing account subject to Landlord's administrative fee and shall be returnable to Tenant upon Term expiration provided Tenant is not in default of any term and condition of this Lease, including damage to demised premises or building caused by Tenant.
     $8,000.00 which shall be applied to the build out account and is not returnable under any condition.

Thirty-first. -- Tenant shall pay as Additional Rent its pro-rata share of real estate taxes and electricity over Base Period.
Pro-rata share is 4.4%. Base Period is the twelve (12) month period following Possession.

Thirty-second. -- Tenant shall be responsible for cleaning of demised premises. Tenant shall place normal office refuse, bagged, in the designated area at a designated time for pick-up by the Town of Hempstead. A document titled, "Rules for Trash", is attached as Exhibit B and made a part of this Lease.

Thirty-third. -- Tenant shall have its name posted on the Directory Board in the lobby of the building and be supplied with a mail box in the lobby. Landlord will install temporary carpeting in the portion of the hallway between the stairway/elevator and premises entrance. No signage shall be permitted on the outside of the building or in the windows of the demised premises without prior written approval of the Landlord.

Thirty-fourth. -- Tenant shall have an option to extend this Lease for three (3) additional years provided Tenant is not in default of any term or condition of this Lease and Tenant is in good standing. Notification of option shall be not earlier than the last day of the 54th month nor later than the last day of the 57th month of the original Term.

Thirty-fifth. -- Tenant shall have right of first refusal for adjacent office space on the second floor of the building, provided Tenant is not in default of any term or condition of the Lease and Tenant is a Tenant in good standing. Landlord will provide a build out similar to demised premises and Rental and Additional Rental shall be at the same rates Tenant is then paying, increasing proportionately with the increased space. Notice of first refusal request must be delivered by certified mail to the Property Management Department and is subject to approval by Landlord's management. Landlord shall notify Tenant by certified mail to the demised premises of its approval or disapproval and Tenant shall have five (5) days to accept or decline the additional office space.

Thirty-sixth. -- If adjacent office space on the second floor is not available, Landlord will use its best efforts to provide additional space in the building. If Landlord's management approves the build out, the space shall be added to this Lease by Amendment to Lease.

Thirty-seventh. -- Tenant shall carry comprehensive liability insurance with a minimum of $1,000,000 for personal injury and $100,000 for property damage. Landlord shall be a named insured and provided with a certificate of insurance.

Thirty-eighth. -- Rental and Additional Rental shall be in default if not paid within ten (10) days of due date. Upon default, amounts due shall be subject to a late fee of six percent (6%) and shall bear interest of ten percent (10%) from due date.

Thirty-ninth. -- The parties represent and warrant that American
Corporate Real Estate and Douglas, Payton & Company acted as co-brokers for the space. Landlord shall pay the brokerage fee pursuant to a separate agreement.

Fortieth. -- Tenant shall have the option to terminate the Lease at any time after three (3) years provided that ninety (90) days prior written notice be provided to Landlord. Furthermore, tenant shall not be subject to any penalty for exercising this option, inclusive of security deposit.

Forty-first. -- Tenant shall be entitled to a credit of $1,760.43 to be applied against the installment representing the twenty-fifth (25th) month of Lease Term.


                             CLEMENT CARPENTRY
                                P.O. Box 287
                               Washington Ave             516 548-8603
                            Jamesport, N.Y. 11947
                                                          Date 9/6/96

  To:Lexicon Environmental Assoc. Inc.
     790 East Market Street - Suite 270
     West Chester, PA 19382-4806                Estimate #CC 9652

 Atn:Marc S. Godick

  Re:Build-out at EAB Franklin Square

Dear Sir:

We propose to furnish the labor and material to do the following:

   1.CARPENTRY
     a. Construct approx. 170' lineal ft. of two-ply 2 1/2" steel stud partition. Tape and spackle ready for paint.
       b. Furnish and install seven hollow core luaun doors on metal frames.
      c.Patch all existing ceilings after lighting removals. d.Install seven lever handle locksets.
      e.Fabricate coat rack in future conference room.

   2.ELECTRICAL
      a.  Furnish and install 21 power receptacles.
      b.  Furnish and install 10 phone receptacles.
      c.  Pull all phone cable and terminate onto cut board.
      d. Remove all old recessed lighting fixtures and dispose of.
      e. Furnish and install 20 new 2 x 4 surface mount flourescent light fixtures.
      f.  Furnish and install nine light switches.
      g.  Furnish and install two Exit signs.
      h.  Furnish and install three Emergency lighting heads.

   3.HVAC
      a.  Supplied by EAB bank all necessary drops.

   4.PAINT
     a. Paint entire interior of new space including walls and ceilings with standard Benjamin Moore paint.
   5.FLOORING
        a. Furnish and install new 20 oz. carpeting, color to be chosen, with the direct glue down method. Install 4" vinyl cove base.

                                EXHIBIT B

                         925 HEMPSTEAD TURNPIKE
                         FRANKLlN SQUARE

                         RULES FOR TRASH
           6th Sanitation District. Town of Hempstead.

Trash must be bagged or in a container.

Broken glass must be boxed and clearly marked as such.

Cardboard must be flattened. It may be tied or placed in a reasonable sized container.

Trash must be placed in the fenced area for trash. It must not be thrown in.

This is your area. Treat it with respect. Town employees are human beings to be treated with dignity. If there is a problem the Inspector will determine the source and that entity will be fined. Town requirements mandate that an attorney must appear with the offender at a hearing.